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                                                                   EXHIBIT 10.15

                             TAX SHARING AGREEMENT

     This agreement is effective as of August 6, 1999 between and among Mattress Discounters Holding L.L.C. ("LLC"), Mattress Discounters Holding Corporation ("Holding"), Mattress Discounters Corporation ("Discounters"), The Bedding Experts, Inc. ("Bedding"), T.J.B., Inc. ("T.J.B."), and Comfort Source Mattress Company ("Comfort Source") and each such other corporation as may become a party hereto pursuant to the provisions hereof. Holding, Discounters, Bedding, T.J.B. and Comfort Source may be referred to individually as a "Subsidiary" and collectively as the "Subsidiaries." As used in this Agreement, "Parent" shall refer to LLC and any successor corporation which may become the common parent of the Mattress Group (as defined below).

                                   Recitals
                                   --------

A. WHEREAS, Parent will become the common parent of an affiliated group of corporations (the "Mattress Group") as defined by Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Subsidiaries are members of the Mattress Group. (Parent and each Subsidiary may be referred to individually as a "Member" and collectively as the "Members.")

B. WHEREAS, the Mattress Group will file a consolidated U.S. Federal income tax return for each taxable year for which it is eligible to do so.

C. WHEREAS, the Members wish to define the rights and obligations of the Members regarding the computation, allocation and payment of the Mattress Group's Federal income tax liability, and various administrative matters related thereto.

NOW, THEREFORE, the Members hereby agree as follows:

     1.   Definitions
          -----------

     The following terms as used herein shall have the meanings set forth below:

     "Consolidated Return" means a consolidated U.S. Federal income tax return
      -------------------
filed pursuant to Code (S)1501.

     "Consolidated Tax Liability" means the Federal income tax liability of the
      --------------------------
Mattress Group for a given taxable year.

     "IRS" means the Internal Revenue Service, or any successor organization.
      ---

     "Regulations" means the Treasury regulations as in effect from time to
      -----------
time.
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     "Separate Return Tax Credit" means the Federal income tax refund or credit
      --------------------------
(arising from net operating loss carryovers, foreign tax credit carryovers or any other tax items), if any, that would be available to a Member, computed as if the Member had filed a separate Federal income tax return, with the modifications set forth in Regulation (S)1.1552-1(a)(2)(ii), for the applicable taxable year and for all prior taxable years in which the Member was a member of the Mattress Group.

     "Separate Return Tax Liability" means the Federal income tax liability, if
      -----------------------------
any, that would be owed by a Member, computed as if the Member had filed a separate Federal income tax return, with the modifications set forth in Regulation (S)1.1552-1(a)(2)(ii), for the applicable taxable year and for all prior taxable years in which the Member was a member of the Mattress Group.

     2.   Treatment of Separate Return Tax Liability and Separate Return Tax
          ------------------------------------------------------------------
Credit
------

     (a) If a Consolidated Return is filed by the Mattress Group for any taxable year, then, (i) each Member shall owe the amount of such Member's Separate Return Tax Liability; or (ii) each Member shall be owed the amount of such Member's Separate Return Tax Credit.

     (b) Payment with respect to each Member's Separate Return Tax Liability or Separate Return Tax Credit are governed by Sections 3 and 4 below.

     3.   Payment of Separate Return Tax Liability
          ----------------------------------------

     (a) A Subsidiary's Separate Return Tax Liability shall be an obligation from such Subsidiary to Parent.

     (b) During each taxable year for which Parent files a Consolidated Return in which any Subsidiary is a member of the Mattress Group each such Subsidiary will deposit with or at the discretion of Parent, no more than ten days prior to the due date of each quarterly estimated tax payment of Parent to the IRS, an amount established by the financial officers of Parent and each such Subsidiary as appropriately reflecting the estimated tax, if any, which would be payable by each such Subsidiary on such date if it filed a separate return for such year.

     (c) Each Subsidiary shall pay to Parent the amount of such Subsidiary's Separate Return Tax Liability no later than the due date (excluding extensions) of the Consolidated Return for the applicable year, less any amount paid by such Subsidiary to Parent under Section 3(b) for such year. If the Subsidiary's Separate Return Tax Liability as computed at the time the Consolidated Return is filed differs from the amount previously paid by Subsidiary to Parent pursuant to this Section 3, then such difference shall be paid by Subsidiary to Parent (or vice verse) promptly after such filing.

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     4.   Payment of Separate Return Tax Credit
          -------------------------------------

     (a) A Subsidiary's Separate Return Tax Credit shall be an obligation from Parent to such Subsidiary.

     (b) Parent shall pay the amount of a Subsidiary's Separate Return Tax Credit at such time as, and to the extent that, such Separate Return Tax Credit actually reduces the Consolidated Tax Liability. The amount of such reduction shall be calculated by computing the Consolidated Tax Liability including the Separate Return Tax Credit, and then again but excluding the Separate Return Tax Credit, adopting such other methods and practices as Parent may choose. If a Separate Return Tax Credit from more than one Subsidiary is available to reduce the Consolidated Tax Liability, then the use of such Separate Return Tax Credits shall be apportioned among the Subsidiaries with such available Separate Return Tax Credits using such methods and practices as Parent may adopt.

     (c) No payment will be made to a Subsidiary under this Section 4 to the extent, on or prior to such payment being made, such Subsidiary's Separate Return Tax Credit reduces the amount of the Subsidiary's Separate Return Tax Liability computed for a given year.

     (d) To the extent a Subsidiary receives a payment pursuant to this Section 4 for a Separate Return Tax Credit, such Separate Return Tax Credit shall not be taken into account in computing the Subsidiary's Separate Return Tax Liability or Separate Return Tax Credit for future years.

     5.   Redeterminations
          ----------------

     Separate Return Tax Liability and Separate Return Tax Credit will be recomputed if the income tax items of the Member are recomputed on audit or otherwise. Any interest and penalties related to such recomputed items shall be
(i) allocated to the Member whose items are recomputed and (ii) treated as a Separate Return Tax Liability of the Member, payable upon a final determination that such amount is owing.

     6.   Procedural Matters
          ------------------

     (a) The Members will join in the filing of a Federal consolidated income tax return.

     (b) Parent will prepare and file the Consolidated Return and any other returns, documents or statements required to be filed with the IRS with respect to the determination of the Consolidated Tax Liability.

     (c) In its sole discretion, Parent will have the right with respect to any Consolidated Returns which it has filed or will file, (i) to determine (A) the manner in which such returns, documents or statement shall be prepared and filed, including, without limitation, the manner in which any item of income, gain, loss, deduction or credit shall be reported, (B) whether any extensions may be requested and (C) the elections that will be made by any Member; (ii) to

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contest, compromise or settle any adjustment or deficiency proposed, asserted or assessed as a result of any audit of such returns by the IRS; (iii) to file, prosecute compromise or settle any claim for refund; and (iv) to determine whether any refund shall be paid by way of refund or credited against the Consolidated Tax Liability.

     (d) In its sole discretion, consistent with the provisions of this Agreement, Parent will have the right to compute the Separate Return Tax Liability or Separate Return Tax Credit for each Member, including the adoption of any elections or interpretations necessary for the computation thereof.

     (e) Each Member hereby irrevocably appoints Parent as its agent and attorney-in-fact to take such action (including the execution of documents) as Parent may deem appropriate to effect the provisions of this Agreement. Each Member shall execute any necessary consents, powers of attorney or other documents necessary to carry out the provisions of this Agreement.

     7.   Departure from the Mattress Group
          ---------------------------------

     If a Member ceases to be a member of the Mattresss Group, it will have no obligation under this Agreement for taxable periods the income from which is not includable in the Consolidated Return for the Mattress Group. However, this Agreement shall remain in effect for those taxable periods the Member's income from which is includable in the Consolidated Return for the Mattress Group, notwithstanding the fact that such Member is no longer a member of the Mattress Group.

     8.   State and Local Taxes
          ---------------------

     To the extent that the Mattress Group (or a portion thereof) files any state or local income tax return on a consolidated or combined basis, the Members shall share the state or local income tax liability using the same principles as those applicable to the Consolidated Tax Liability under the terms of this Agreement, with such other provisions and procedures as Parent may reasonably establish.

     9.   Miscellaneous
          -------------

     (a) Parent and each Subsidiary agree that if any Member merges into, is consolidated with, or transfers substantially all of its assets to another corporation, such surviving corporation shall succeed to the rights and obligations of such Member herein, and all covenants and agreements in this Agreement shall be binding upon, and inure to the benefit of, such surviving corporation.

     (b) The parties intend that this Agreement shall apply to all corporations which are or which may become members of the Mattress Group. Parent and each Subsidiary agree that they will make every reasonable effort to ensure that any corporation that becomes a member of the Mattress Group agrees to be bound by the terms of this Agreement by executing and delivering to Parent a counterpart of this Agreement.

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     (c)  This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein. No alternation, amendment or modification of any of the terms of this Agreement shall be valid against any party hereto unless made by an instrument signed in writing by such party.

     (d) This Agreement has been made in and shall be construed and enforced in accordance with the law of the State of New York without giving any effect to any choice or conflict of law provision or rule.

     (e) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                         MATTRESS DISCOUNTERS HOLDING L.L.C.

                              /s/ Michael A. Krupka
                         By___________________________________

                                Representative
                         Its__________________________________



                         MATTRESS DISCOUNTERS HOLDING CORPORATION

                              /s/ Michael A. Krupka
                         By___________________________________

                                President
                         Its__________________________________



                         MATTRESS DISCOUNTERS CORPORATION

                              /s/ Michael A. Krupka
                         By___________________________________

                                Vice President
                         Its__________________________________



                         T.J.B., INC.

                              /s/ Michael A. Krupka
                         By___________________________________

                                Vice President
                         Its__________________________________



                         THE BEDDING EXPERTS, INC.

                              /s/ Michael A. Krupka
                         By___________________________________

                                Vice President
                         Its__________________________________



                         COMFORT SOURCE MATTRESS COMPANY

                              /s/ Michael A. Krupka
                         By___________________________________

                                Vice President
                         Its__________________________________

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